EXHIBIT 4.1

Certificate No. Incorporated under the Laws of the State of Delaware Shares
       XXX                                                                                                                                                       - XXX,XXX -
                                                              CUSIP 65505 10 5

Noble Medical Technologies, Inc.
20,000,000 AUTHORIZED SHARES  PAR VALUE $.0001 COMMON STOCK

This Certifies That  - Specimen  - is the owner of

          - XXXXXXXXXX (XXX,XXX)-___________________
shares of Noble Medical Technologies, Inc. Common Stock

transferable on the books of the Corporation by the holder in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the signatures of its duly authorized officers.
Dated:

Corporate Seal

Assistant Secretary                                                President

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws and regulations:

TEN COM - as tenants in common	UNIF TRANSFERS MIN ACT - _______ Custodian _________
  (Cust.)                      (Minor)
Under Uniform Gifts to Minors Act ____________________
      (State)
TEN ENT    - as tenants by the entirety

JTWROS    - as Joint tenants with right of survivorship

Additional abbreviations may also be used though not on the above list

For value received   hereby sell, assign and transfer unto

              (Please insert social security number, I.D. Number of Transferee)

( Please print name and address of transferee)

                      shares represented by this certificate and hereby do irrevocably appoint attorney to transfer the said shares on the books of the corporation with full power of substitution in the premises.

Dated

(Signature)	(Second Signature, if applicable)

In presence of